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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Municipal Bond Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 20 to Registration Statement No. 2-57354 of our report dated August 15, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
October 30, 1995